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                          UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 OCTOBER 7, 2003

                                 Date of Report
                        (Date of earliest event reported)



                            P. H. GLATFELTER COMPANY
             (Exact name of registrant as specified in its charter)



                                  PENNSYLVANIA
         (State or other jurisdiction of incorporation or organization)



                  1-3560                                  23-0628360
         (Commission file number)              (IRS Employer Identification No.)


    96 SOUTH GEORGE STREET, SUITE 500
         YORK, PENNSYLVANIA 17401                         (717) 225-4711
 (Address of principal executive offices)        (Registrant's telephone number,
                                                      including area code)



                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

          On October 7, 2003, P.H. Glatfelter, through a wholly-owned subsidiary (collectively, the "Company") and Sussex County, a Political Subdivision of the State of Delaware (the "Buyer"), entered into a Contract of Sale under which the Company agreed to sell approximately 1,187 acres of timberland for cash consideration totaling $17.1 million, or approximately $14,400 per acre. The transaction is expected to close in January 2004, subject to, among others, the Buyer's completion of site usability evaluations. Upon closing, the timberland sale is expected to result in a pre-tax gain of approximately $16.9 million.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 P. H. Glatfelter Company
                                                       (Registrant)

Date: October 22, 2003                     By:   /s/ John C. van Roden, Jr.
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                                                     John C. van Roden, Jr.
                                                     Senior Vice President and
                                                       Chief Financial Officer